EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Silgan Holdings Inc. 2004 Stock Incentive Plan and to the incorporation by reference therein of our report dated January 28, 2004 with respect to the consolidated financial statements and schedules of Silgan Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

Stamford, Connecticut
November 19, 2004